UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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IRONCLAD PERFORMANCE WEAR CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Fellow Ironclad Stockholders,

It is with great pleasure and pride that I share with you some of the highlights for Ironclad Performance Wear in 2012.  The Company reported record Net Sales and Net Income for the year, up 22% and 173%, respectively, which continues to illustrate the strength of the Ironclad brand, the increasing demand for our products, and the effectiveness and efficiency of our business model.

During 2012, Ironclad achieved excellent growth within most of its distribution channels with our international up 59%, industrial safety up 50% and co-branded private label up 15%.

The across-the-board growth was driven by several key factors, including:

•	Ironclad’s KONGTM line of gloves for the oil & gas industry grew by more than 77% in 2012, and continues to be recognized as the “gold standard” for safety and value.
•
The Company’s sales growth in the in-line retail automotive sector increased more than 34% in 2012, representing significant growth in market share as we displaced our competitors at major retailers.  Ironclad gloves can be found at Pep Boys, Auto Zone and NAPA Auto Parts stores.

•
Ironclad introduced three new glove styles to the market in 2012 – the KONGTM Cut-Level 5 (the fifth member of the KONGTM family), the Ironclad TouchScreen and the Ironclad Mechanic.  Each of these has been enthusiastically embraced by our various distribution channels.

Ironclad’s business continues to be weighted primarily in the Industrial sector, representing approximately 80% of our business in 2012.  Our international business accounted for almost 18% of Net Sales, and represents a significant growth opportunity for Ironclad in 2013 and beyond.  Keep in mind that our only large international markets outside of North America are in Australia and New Zealand.  The international success of our KONGTM glove line provides a strong leverage point for the Ironclad brand in global markets.

In 2012, we continued to demonstrate strong sales growth, improving operating efficiencies and leverage, and exceptional bottom-line performance.  The Ironclad brand is the recognized leader for task-specific performance work gloves because of our successful combination of innovation, unique technical features and value.

Thank you for your continued support of Ironclad Performance Wear.  The entire Ironclad team is working very hard every day to build shareholder value.

Sincerely,

Scott M. Jarus
Chairman & Chief Executive Officer

IRONCLAD PERFORMANCE WEAR CORPORATION
2201 Park Place, Suite 101
El Segundo, CA 90245
(310) 643-7800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 21, 2013

TO THE STOCKHOLDERS OF IRONCLAD PERFORMANCE WEAR CORPORATION:

You are cordially invited to attend the Annual Meeting of Stockholders of Ironclad Performance Wear Corporation, a Nevada corporation (the “Company”), to be held on May 21, 2013, at 10:00 a.m. Pacific time, at the Hyatt House, 810 S. Douglas Street, El Segundo, CA 90245.

At the Annual Meeting, stockholders will be asked to consider and act upon the following matters:

1.	To elect seven (7) members of the Board of Directors;

2.	To ratify the appointment of EFP Rotenberg, LLP as the Company’s independent accountants for the year ending December 31, 2013;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of the advisory vote on executive compensation;

5.
To approve an amendment to Ironclad Performance Wear Corporation’s 2006 Stock Incentive Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 13,000,000 to 16,000,000 shares; and

6.	To transact other business properly presented at the meeting or any postponement or adjournment thereof.

Our Board of Directors has fixed April 1, 2013 as the record date for the determination of stockholders entitled to notice and to vote at the Annual Meeting and any postponement or adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for 10 days prior to the Annual Meeting.

We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors
April 4, 2013	Scott M. Jarus Chairman of the Board and Chief Executive Officer

THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON
FORM 10-K ARE AVAILABLE AT www.ironclad.com/about.cqs - Select SEC Filings

IRONCLAD PERFORMANCE WEAR CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2013

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ironclad Performance Wear Corporation, a Nevada corporation (we, us, our or Ironclad), for use at the annual meeting of stockholders to be held on May 21, 2013, at 10:00 a.m. Pacific Time, or the Annual Meeting, at the Hyatt House, 810 S. Douglas Street, El Segundo, CA 90245. Accompanying this Proxy Statement is our Board of Directors’ Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

We will bear the expense of this solicitation of proxies. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of our company may solicit proxies by telephone, electronic mail or personal calls. We may also engage a proxy solicitation firm on terms and at costs reasonably acceptable to our Board of Directors.  Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by those persons and we will reimburse them for their reasonable expenses incurred in this regard.

The purpose of the Annual Meeting and the matters to be acted upon are set forth in the attached Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, our Board of Directors knows of no other business that may be presented for consideration at the Annual Meeting. All proxies which are properly completed, signed and returned to us prior to the Annual Meeting and which have not been revoked will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke its proxy at any time before it is voted either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote its shares in person, provided that if a stockholder holds its shares in street name, such stockholder may vote its shares in person at the Annual Meeting only if it obtains a proxy executed in its favor, from the record holder. If any other business properly comes before the Annual Meeting, votes will be cast pursuant to those proxies in respect of any other business in accordance with the judgment of the persons acting under those proxies.

Our principal executive offices are located at 2201 Park Place, Suite 101, El Segundo, CA 90245. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about April 10, 2013.

OUTSTANDING SECURITIES AND VOTING RIGHTS

The close of business on April 1, 2013 has been fixed as the record date for the determination of stockholders entitled to notice and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the record date, we had outstanding 76,704,275 shares of common stock, par value $0.001 per share. Our common stock is our only outstanding voting security. As of the record date, we had 143 holders of record of our common stock.

A holder of common stock is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting. The nominees for director who receive a plurality of the votes cast by the holders of our common stock, in person or by proxy at the Annual Meeting, will be elected.  Approval of the proposal to ratify the appointment of EFP Rotenberg, LLP as our independent accountants for the fiscal year ending December 31, 2013, approval of the advisory vote on the resolution approving the compensation of our executives as disclosed in the compensation tables and related narrative disclosure herein, approval of the advisory vote on setting the frequency of the advisory vote on executive compensation at one year, and approval of the proposal to amend our 2006 Stock Incentive Plan, as amended, to increase the maximum number of shares of our common stock that may be issued pursuant to awards granted thereunder from 13,000,000 to 16,000,000, requires the favorable vote of a majority of shares voted at the Annual Meeting or by proxy. A quorum, which is thirty-three and one-third percent (33 1/3%) of the outstanding shares as of April 1, 2013, must be present, or represented by proxy, to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. Abstentions and broker non-votes will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against these matters or deemed present or represented for determining whether stockholders have approved a proposal.  Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain “non-routine” matters, such as director elections, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.  Brokers may vote their clients’ shares on routine matters, such as the ratification of our independent registered public accounting firm.

Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in “street name”. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written proxy card. Your submission of the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in “street name”, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting. If you are a stockholder of record, you may revoke your proxy at any time before the meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person, provided that if your shares are held in “street name”, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by our Board of Directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Proposal 1 is the election of seven (7) directors to hold office for a period of one (1) year or until their respective successors have been duly elected and qualified. Our Amended and Restated Bylaws provide that the number of the directors of our company shall be not less than one (1) nor more than nine (9), as fixed from time-to-time by resolution of our Board of Directors.  On July 26, 2012, our Board of Directors fixed the number of directors at seven (7).

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Our Board of Directors proposes the election of the following nominees as directors:

Scott Jarus
Eduard Albert Jaeger
R. D. Pete Bloomer
Vane P. Clayton
David Jacobs
Michael A. DiGregorio
Charles H. Giffen

If elected, the foregoing seven (7) nominees are expected to serve until the 2014 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

CURRENT DIRECTORS/DIRECTOR NOMINEES

The following table sets forth the name, age and position of each of our directors as of April 1, 2013:

Name	Age	Position
Scott Jarus	57	Chief Executive Officer, Chairman of the Corporation and Director
Eduard Albert Jaeger	52	Director, Head of Business Development
R.D. Pete Bloomer (1)	77	Director
Vane P. Clayton(1) (2)	54	Director
David Jacobs(2)	79	Director
Michael A. DiGregorio(1)	58	Director
Charles H. Giffen	55	Director

(1)	Member of the Audit Committee of our Board of Directors.
(2)	Member of the Compensation Committee of our Board of Directors.

Scott Jarus, Chief Executive Officer, Chairman of the Corporation, Director

Mr. Jarus was appointed and elected as a director of our Company on May 18, 2006, and became its Chairman in September 2008.  Mr. Jarus’ experience in turning-around and running a $1B market-cap public company (j2 Global Communications, Inc.), and his experience serving on various growth company Boards of Directors in his past, led to the Company’s decision to first appoint Mr. Jarus to the Company’s Board of Directors, then to name him Chairman.

On May 4, 2009, to facilitate the turn-around plan for our company designed and orchestrated by Mr. Jarus, he was named Chief Executive Officer for our company (in addition to his role as Chairman).  Mr. Jarus also serves on the boards of directors for Oversee.net and Food Forward (a 501(c)(3) non-profit), none of which compete with or are in the same industry as our company.

From 2001 to 2005, Mr. Jarus was President and principal executive of j2 Global Communications, Inc. (NASDAQ: JCOM), a provider of outsourced, value-added messaging and communications services to individuals and companies throughout the world. Before joining j2 Global Communications, Inc., from 1998 to 2001, Mr. Jarus was President and Chief Operating Officer for OnSite Access, a provider of building-centric integrated communications services.  Mr. Jarus has 29 years of management experience in the telecommunications industry and has served in various senior management positions.    Mr. Jarus is a member of the Tech Coast Angels, the largest angel investor organization in the Country.  In 2005, Mr. Jarus was named National Entrepreneur of the Year for Media/Entertainment/Communications by Ernst & Young (and Los Angeles Entrepreneur of the Year for Technology in 2004). He holds a Bachelor of Arts degree in Psychology and a Master of Business Administration degree from the University of Kansas.

Eduard Albert Jaeger, Director, Head of Business Development

Mr. Jaeger founded Ironclad in 1998 and has served as a director since that time.  Mr. Jaeger was the CEO of Ironclad from inception to mid-2009, and led the company through the reverse tender offer.  He currently serves as our Head of Business Development and manages some of the brand partners now associated with our company, including Snap-on, KONGTM, 5.11 Tactical, Duluth Trading Company, Realtree Outfitters, Red Wing, and most recently Coleman Outdoors.  Mr. Jaeger has been Founder, co-Founder and President of other companies in the consumer products sector over a 34-year period.  As the creator of the new market in technical work gloves and the current culture of our company, his extensive experience and expertise in innovative product design and development, overseas manufacturing, importing and exporting, sales and marketing, and forming worldwide distribution channels led to the conclusion that Mr. Jaeger should serve on our Board of Directors.  Mr. Jaeger is also the inventor and co-inventor of many U.S. patents and several more in process, and has held executive positions in marketing and promotion.

R. D. Pete Bloomer, Director

Mr. Bloomer served as Chairman of our board of directors from April 2003 through September 2008.  He is the Chairman and Chief Executive Officer of CVM Management, Inc. and Managing Partner of CVM Equity Fund V, Ltd., LLP, or CVM, which was one of our larger stockholders.  He is also the Managing Partner of the Northern Rockies Venture Fund which is one of the original investors of Ironclad.  The specific experience, qualifications, attributes and skills that led to the conclusion that Mr. Bloomer should serve on our board of directors, in light of our business and structure, include his service as the managing partner of 7 venture funds dating back to 1983.  Those funds have invested in over 90 early stage venture investments.  Mr. Bloomer has served as a member of the board of directors of many of the entities in which he has invested.  Mr. Bloomer has significant experience in marketing and sales having been Vice President of Sales/Marketing for Head Ski & Tennis, and having spent 11 years with IBM in sales and marketing.  Mr. Bloomer is also an experienced operations executive having served as Vice President of Operations for Hanson Industries.  Mr. Bloomer has served on the board of directors of several private companies not associated with his venture capital activity.

Vane P. Clayton, Director

Mr. Clayton has served on our board of directors since March 2004.  He currently serves as the CEO and board member of KPA, LLC, a software and services company providing environment and safety, human resource management and internet marketing services to 4,600 auto, truck and equipment dealers in the U.S. and Canada.  Prior to KPA, Mr. Clayton was President of ZOLL Data Systems, an Enterprise Software subsidiary of ZOLL Medical Corporation ($520M in Sales - NASDAQ: ZOLL).  Earlier in his career, Mr. Clayton managed a sales team for Raychem ($1.7B in Sales), a division of Tyco Electronics.  Mr. Clayton has experience in directing public and private companies in high growth sales and marketing strategies; new product and channel development; fund raising; Sarbanes-Oxley Section 404 compliance; strategic positioning; and building successful teams.  Mr. Clayton holds a B.S. in Agricultural/Mechanical Engineering from Purdue University and an MBA from Harvard Business School.

David Jacobs, Director

Mr. Jacobs has served on our board of directors since May 2012.  He is the Founder (in 1978), of Spyder Active Sports, Inc., the largest specialty ski wear brand in the world with sales in 54 countries.  It was purchased by Apax Partners, in 2004.  Mr. Jacobs currently serves on the Spyder board of directors.  Prior to Spyder, Mr. Jacobs introduced the Pearl Izumi brand of bicycling wear to the U.S. through a joint venture with the Japanese owners from 1982 to 1989.  In 1972, Mr. Jacobs founded the Hot Gear children’s ski wear brand.  From 1966 to 1969, he was a joint venture partner with Bob Lange, the founder of the first plastic ski boot, and then served as Vice President in charge of International operations for Lange USA from 1969 to 1972.  Mr. Jacobs is the winner of the Ernst & Young Entrepreneur of the Year award for the Rocky Mountain Region in 2004, and was inducted into the Boulder Business Hall of Fame in 2004.  As an athlete, Mr. Jacobs was the Canadian National Downhill Champion, Head Coach of Canada’s National Ski Team, and has been named to the Canadian Ski Hall of Fame, the Colorado Ski Hall of fame, and the Laurentian Ski Hall of fame.  From 2001 to 2002, before the Company went public, Mr. Jacobs served on the board of directors of Ironclad Performance Wear Corporation, a California corporation and our wholly-owned subsidiary.  Mr. Jacobs’ extensive experience managing and growing apparel businesses make him a valuable addition to our Board of Directors in light of our business and structure.

Michael A. DiGregorio, Director

Mr. DiGregorio was appointed to our board of directors in January 2013 pursuant to the terms of the previously disclosed Settlement Agreement signed in December 2012.  He has spent many years in senior financial and operating capacities in domestic and international markets.  A CPA by background, he has been CFO of public and private companies, and also as president of two large organizations.  Thirteen of those years were spent working with private equity groups, in which he helped transform underperforming companies and helped add significant market value to those enterprises.  Since early 2012, he has been developing his Board and advisory practice.  From mid-2009 to February 2012, he was EVP & CFO for Korn Ferry International, Inc.  Previously he had been the CFO at St. John Knits and also at Jafra Cosmetics International, Inc.  Mr. DiGregorio also serves as a member of the board of directors of Calavo Growers, Inc. (NASDAQ: CVGW).  Mr. DiGregorio’s experience in senior financial and operating capacities led to the conclusion that Mr. DiGregorio should serve on our board of directors in light of our business and structure.

Charles H. Giffen, Director

Mr. Giffen was appointed to our board of directors in January 2013 pursuant to the terms of the previously disclosed Settlement Agreement signed in December 2012.  He is a veteran management consultant and executive coach, specializing in optimizing all aspects of operational and financial performance for small to mid-size businesses. Mr. Giffen holds over 30 years of broad business experience, both managing and advising a wide variety of companies in different industries and sectors (manufacturing, wholesale, service, professional), and he has worked as a management consultant for the last 15 years.  His company, Small Biz Wrangler, maximizes execution, efficiency, communication, leadership and profitability for its client companies.  Previously, Mr. Giffen served as President and Chief Operating Officer of GTCO Calcomp, Inc., a leading manufacturer of computer input peripherals and pioneer in electromagnetic digitizing technology.  He has also developed entertainment ventures in cable television (New Culture Network, Inc.) and motion simulation (RideTime USA, Inc.), and managed operations for publishing and technical education companies.  Mr. Giffen holds a Bachelor of Arts in Economics from the University of Maryland at College Park.  Mr. Giffen’s experience in optimizing operational and financial performance led to the conclusion that Mr. Giffen should serve on our board of directors in light of our business and structure.

OTHER EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our other executive officers as of April 1, 2013:

Name	Age	Position
Rhonda Hoffarth	52	Executive Vice President & Chief Operating Officer
Thomas Kreig	65	Senior Vice President of Finance, Principal Financial Officer and Secretary
Federico Castro	42	Vice President of Sales and Marketing

Rhonda Hoffarth, Executive Vice President & Chief Operating Officer

Ms. Hoffarth has served as our Executive Vice President & Chief Operating Officer since January 2003.  From August 2005 through May 2006, Ms. Hoffarth also served as Ironclad’s interim Chief Financial Officer.  Ms. Hoffarth has over 20 years of experience in operations and finance with growing consumer product companies.  Prior to joining us, Ms. Hoffarth spent 9 years with Bell Sports, Inc. in various roles, including Vice President of Operations, North American, helping the company grow from $45,000,000 in revenue to over $200,000,000.  Subsequently, Ms. Hoffarth spent 2 years as the Senior Vice President of Operations for Targus, Inc., a $500,000,000 developer of mobile accessories.  Both Bell Sports and Targus source their finished products from Asia and have multiple sales channels (independent shops, regional and national accounts, big box accounts).  Ms. Hoffarth received her Masters of Business Administration from the University of Southern California in 1992.

Thomas Kreig, Senior Vice President of Finance, Principal Financial Officer and Secretary

Mr. Kreig currently serves as Senior Vice President of Finance, Principal Financial Officer and Secretary.  From September 2002 through May 2009, Mr. Kreig served as our Vice President of Finance and Secretary.  From April 2007 through December 2007 and from February 2008 through May 2009 Mr. Kreig served as our Interim Chief Financial Officer.  Before joining Ironclad, Mr. Kreig spent 18 years serving as Controller, Vice President of Finance and Chief Financial Officer at companies in several different industries.  Most recently he served as Controller for In-Flight Network, LLC, a developer of satellite-based broadband communications for airline passengers.  Prior to In-Flight Network, Mr. Kreig served as Vice President of Finance for Network Courier Services, Inc.  From 1983 to 1996, Mr. Kreig served as Controller and Chief Financial Officer for Triple L Distributing Co., Inc. and Controller and Treasurer for a medical diagnostic equipment company where he was instrumental in helping to successfully execute an initial public offering.  He is a certified public accountant and received his Masters of Business Administration from the University of Detroit in 1975.

Federico Castro, Vice President of Sales and Marketing

Mr. Castro joined the Ironclad Team in February, 2009 and currently serves as Vice President of Sales and Marketing. Mr. Castro comes to us with extensive leadership experience in sales, sales team management, and strategic channel expansion in addition to a proven track record for pioneering and developing market leading consumer brands. Mr. Castro spent six years with Marzocchi Suspension based out of Bologna Italy developing the first US based IBD (independent bicycle dealer) aftermarket parts and distribution program. Subsequently, Mr. Castro spent the next eleven years of his career with Mechanix Wear Performance Gloves. During his tenure with Mechanix Wear he served as the National Accounts Manager and was quickly promoted to National Sales Manager, managing the entire sales organization. Mr. Castro’s leadership skills were instrumental in the evolution of Mechanix Wear’s business and success, taking the company from an independent dealer based sales organization producing $7 million on an annual basis to a company that currently exceeds $60 million in annual revenues nationwide servicing a broad range of customers from Independents, National Retailers, Big-Box and International customers alike in addition to increasing the brands value.

FURTHER INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Meetings. Our Board of Directors held fourteen meetings and acted by written consent five times during fiscal 2012. All directors then serving attended 75% or more of all of the meetings of our Board of Directors in fiscal 2012. While directors generally attend annual stockholder meetings, we have not established a specific policy with respect to members of our Board of Directors attending annual stockholder meetings.

Committees.  Our Board of Directors currently has the following standing committees: Audit Committee and Compensation Committee. All directors then serving attended 75% or more of all the meetings of each committee of which they were a member in fiscal 2012.

Our Audit Committee currently consists of Messrs. Clayton (Chair), Bloomer and DiGregorio. Our Board of Directors has determined that Mr. DiGregorio is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K, and that Mr. DiGregorio is “independent” as that term is defined in the applicable rules for companies traded on the NASDAQ Stock Market.  Our Board of Directors has also determined that each other member of our Audit Committee is able to read and understand fundamental financial statements and has substantial business experience that results in such member’s financial sophistication.  Accordingly, our Board of Directors believes that each member of our Audit Committee has sufficient knowledge and experience necessary to fulfill such member’s duties and obligations on our Audit Committee.  The primary purposes of our Audit Committee are (i) to review the scope of the audit and all non-audit services to be performed by our independent auditors and the fees incurred by us in connection therewith, (ii) to review the results of such audit, including the independent accountants’ opinion and letter of comment to management and management’s response thereto, (iii) to review with our independent accountants our internal accounting principles, policies and practices and financial reporting, (iv) to engage our independent auditors, (v) to review our quarterly and annual financial statements prior to public issuance, and (vi) to review with management internal controls and policies with respect to risk assessment and risk management.  The role and responsibilities of our Audit Committee are more fully set forth in a written Charter adopted by our Board of Directors.  The Audit Committee was created by our Board of Directors effective May 18, 2006.

Our Compensation Committee currently consists of Messrs. Clayton (Chair) and Jacobs.  The primary purposes of our Compensation Committee are (i) to review the compensation packages of executive officers and make recommendations to our Board of Directors for said compensation packages, (ii) to review proposed stock option grants and make recommendations to our Board of Directors for said grants, (iii) to engage consultants as required to aide in evaluation of compensation packages for executive officers and independent directors, and (iv) to provide our Board of Directors with recommendations regarding our bonus plans, if any. The role and responsibilities of our Compensation Committee are more fully set forth in a written Charter adopted by our Board of Directors.  Our Compensation Committee was created by our Board of Directors effective May 18, 2006.

The policies underlying our Compensation Committee’s compensation decisions are designed to attract and retain the best-qualified management personnel available. We routinely compensate our executive officers through salaries. At our discretion, we may, as we have in other years, reward executive officers and employees through bonus programs based on profitability and other objectively measurable performance factors. Additionally, we use stock options to compensate our executives and other key employees to align the interests of our executive officers with the interests of our stockholders. In establishing executive compensation, our Compensation Committee evaluates compensation paid to similar officers employed at other companies of similar size in the same industry and the individual performance of each officer as it impacts our overall performance with particular focus on an individual’s contribution to the realization of operating profits and the achievement of strategic business goals. Our Compensation Committee further attempts to rationalize a particular executive’s compensation with that of other executive officers of our company in an effort to distribute compensation fairly among the executive officers. Although the components of executive compensation (salary, bonus and option grants) are reviewed separately, compensation decisions are made based on a review of total compensation.

Nominations. The functions customarily delegated to a nominating committee are performed by our full Board of Directors. Our full Board of Directors reviews those directors who are candidates for re-election to our Board of Directors, and makes the determination to nominate a candidate who is a current member of our Board of Directors for re-election for the next term. Our Board of Directors’ methods for identifying candidates for election to our Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources - members of our Board of Directors; our executives; individuals personally known to the members of our Board of Directors; and other research. We may also from time-to-time retain one or more third-party search firms to identify suitable candidates. Our Board of Directors also nominates outside candidates for inclusion on our Board of Directors.

An Ironclad stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws. In addition, the notice must be made in writing and set forth as to each proposed nominee (i) their name, age, business address and residence address, (ii) their principal occupation or employment, (iii) the class and number of shares of stock of our company beneficially owned, (iv) a description of all arrangements between the stockholder, such nominee and any other person(s) pursuant to which the nomination is made, and (v) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Exchange Act of 1934, as amended, (the “Exchange Act”). The recommendation should be addressed to our Secretary.

Among other matters, our full Board of Directors which serves as the nominating and governance committee:

(1)
Reviews the desired experience, mix of skills and other qualities to assure appropriate Board of Directors composition, taking into account the current members of our Board of Directors and the specific needs of our company and our Board of Directors;

(2)
Conducts candidate searches, interviews prospective candidates and conducts programs to introduce candidates to our management and operations, and confirms the appropriate level of interest of such candidates;

(3)	Recommends qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of our Board of Directors; and

(4)	Conducts appropriate inquiries into the background and qualifications of potential nominees.

Based on the foregoing, our Board of Directors recommends for nomination and our Board of Directors nominated, Messrs. Jarus, Bloomer, Jaeger, Clayton, Jacobs, DiGregorio and Giffen for re-election as directors on our Board of Directors, subject to stockholder approval, for a one-year term ending on or around the date of the 2014 annual meeting of stockholders.

Board Leadership Structure and Role in Risk Oversight. Mr. Jarus serves as both our Chief Executive Officer and Chairman, and we do not have a lead independent director. Our Board of Directors determined that in light of our financial condition in 2009 and the authority necessary for Mr. Jarus to implement a turn-around plan he proposed for our company, Mr. Jarus’ service as both our Chief Executive Officer and Chairman was appropriate. Mr. Jarus has successfully implemented the turn-around plan and our Board of Directors believes that he should continue to serve as both our Chief Executive Officer and Chairman to effectively lead our company through its current phase of growth. Our Board of Directors plays an active role, as a whole and also at the committee level, in overseeing management of our risks and strategic direction. Our Board of Directors regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees the process by which our senior management and relevant employees assess and manage our exposure to, and management of, financial risks. Our Board of Directors also manages risks associated with the independence of members of our Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.

Stockholder Communications. Holders of our securities can send communications to our Board of Directors via email to auditcommittee@ironclad.com or by telephoning the Chief Executive Officer or Senior Vice President of Finance at our principal executive offices, who will then relay the communications to our Board of Directors.

DIRECTOR INDEPENDENCE

Our Board of Directors currently consists of seven members: Messrs. Jarus (Chairman and CEO), Jaeger, Bloomer, Clayton, Jacobs, DiGregorio and Giffen. Each director serves until our next annual meeting or until his or her successor is duly elected and qualified.  We are not a “listed issuer” under Securities and Exchange Commission, or SEC, rules and are therefore not required to have separate committees comprised of independent directors.  Our Board of Directors has determined that Messrs. Bloomer, Clayton, Jacobs, DiGregorio and Giffen are “independent” as that term is defined in the applicable rules for companies traded on the NASDAQ Stock Market.

REPORT OF AUDIT COMMITTEE

The Audit Committee of our Board of Directors has furnished the following report:

On May 18, 2006, our Audit Committee was formed.  Messrs. Clayton and Bloomer have served since their appointment on May 29, 2012, and Mr. DiGregorio has served since his appointment on February 26, 2013. Our Audit Committee operates under a written charter that was approved by our Board of Directors effective May 18, 2006. For the fiscal year ended December 31, 2012, our Audit Committee (which did not include Mr. DiGregorio for purposes of the duties referenced in this report) has performed, or has confirmed that our Board of Directors has performed, the duties of our Audit Committee, which is responsible for providing objective oversight of our internal controls and financial reporting process.

In fulfilling its responsibilities for the financial statements for fiscal year 2012, our Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2012 with management and EFP Rotenberg, LLP, or the Auditors, our independent auditors; and

•
Received written disclosures and the letter from the Auditors regarding their independence as required by Independence Standards Board Standard No. 1. Our Audit Committee discussed with the Auditors their independence.

In fulfilling its responsibilities for the financial statements for fiscal year 2012, our Audit Committee discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

Based on our Audit Committee’s review of our audited financial statements and discussions with management and the Auditors, our Board of Directors approved the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

AUDIT COMMITTEE

Vane P. Clayton, Chairman R.D. Pete Bloomer Michael A. DiGregorio

The information in this Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

PROPOSAL NO. 2

INDEPENDENT PUBLIC ACCOUNTANTS

Proposal 2 is to ratify the appointment of EFP Rotenberg, LLP, or “Rotenberg”, as our independent accountants for the year ending December 31, 2013.  Our Audit Committee recommended and our Board of Directors has selected, subject to ratification by a majority vote of the stockholders in person or by proxy at the Annual Meeting, Rotenberg as our independent public accountant for the current fiscal year ending December 31, 2013. Representatives of Rotenberg are expected to be present telephonically at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, at the Annual Meeting, representatives of Rotenberg are expected to be available to respond to appropriate questions posed by our stockholders.

While there is no legal requirement that this proposal be submitted to stockholders, it will be submitted at the Annual Meeting nonetheless, as our Board of Directors believes that the selection of auditors to audit our consolidated financial statements is of sufficient importance to seek stockholder approval. If the majority of our stockholders present and entitled to vote at the Annual Meeting do not ratify the appointment of Rotenberg as our auditors for the current fiscal year, Rotenberg will continue to serve as our auditors for the current fiscal year, and our Audit Committee will engage in deliberations to determine whether it is in our best interest to continue Rotenberg’s engagement as our auditors for fiscal 2014.

Rotenberg is our principal independent public accounting firm. All audit work was performed by the full time employees of Rotenberg. Our Audit Committee approves in advance, all services performed by Rotenberg. Our Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence, and has approved such services.

Audit Fees

Fees for audit services totaled approximately $98,750 and $93,800 for the years ended December 31, 2012 and 2011, respectively, including fees associated with the annual audit, and reviews of our quarterly reports on Form 10-Q.

Audit-Related Fees

Fees for audit-related services totaled approximately $-0- and $2,300 for the years ended December 31, 2012 and 2011, respectively. Audit-related services principally include due diligence in connection with acquisitions, financing transactions, and accounting consultations.

Tax Fees

Fees were incurred totaling approximately $10,850 and $10,500 during the years ended December 31, 2012 and 2011, respectively for tax services, including for tax compliance, tax advice and tax planning.

All Other Fees

No other fees were incurred during the years ended December 31, 2012 and 2011 for services provided by Rotenberg.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF EFP ROTENBERG, LLP AS OUR INDEPENDENT AUDITORS.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to include in this Proxy Statement and present at the Annual Meeting a non-binding stockholder vote to approve the compensation of our executives, as described in this Proxy Statement, pursuant to the compensation disclosure rules of the SEC.  Proposal 3, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this Proxy Statement.  This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the compensation tables and related narrative disclosure in the Company’s proxy statement for the Annual Meeting.

This vote will not be binding on our Board of Directors and may not be construed as overruling a decision by our Board of Directors or creating or implying any change to the fiduciary duties of our Board of Directors.  The vote will not affect any compensation previously paid or awarded to any executive.  Our Compensation Committee and our Board of Directors may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation programs is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.

Required Vote

Endorsement of the compensation of our executive officers will require the affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVES.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, in addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, we are required this year to include in this Proxy Statement and present at the Annual Meeting a non-binding stockholder vote on whether an advisory vote on executive compensation should be held every year, every two years or every three years.  Our Board of Directors believes that holding an advisory vote on executive compensation every year is the optimal interval for conducting and responding to a “say on pay” vote, so that stockholders may annually express their views on our executive compensation program.

Proposal 4, commonly known as a “say on frequency” vote, gives stockholders the opportunity to endorse or not endorse the decision of our Board of Directors to hold an annual advisory vote on executive compensation.  This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the Company’s presentation at each annual meeting of stockholders of a proposal to approve the compensation of the Company’s executives, as disclosed in the compensation tables and related narrative disclosure in the Company’s proxy statement for such annual meeting.

This vote will not be binding on our Board of Directors and may not be construed as overruling a decision by our Board of Directors or creating or implying any change to the fiduciary duties of our Board of Directors.  Our Compensation Committee and our Board of Directors may, however, take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING AN ANNUAL VOTE TO APPROVE THE COMPENSATION OF OUR EXECUTIVES.

PROPOSAL NO. 5

APPROVAL OF AMENDMENT TO
2006 STOCK INCENTIVE PLAN
(INCREASE IN NUMBER OF SHARES)

Proposal 5 is to approve an amendment to Ironclad Performance Wear Corporation’s 2006 Stock Incentive Plan, as amended, or 2006 Plan, to increase from 13,000,000 to 16,000,000 the number of shares of our common stock available for issuance pursuant to equity awards granted under the 2006 Plan, or the Plan Amendment.  A copy of the text of the proposed amendment to the 2006 Plan that includes the Plan Amendment is attached to this Proxy Statement as Appendix A.  The Plan Amendment is being submitted to Ironclad’s stockholders for approval.

Our Board of Directors believes that the continued growth of Ironclad depends, in large part, upon its ability to attract and motivate key employees and directors, and that equity incentive awards are an important means of attracting, retaining and motivating talented employees and directors.  Previously, Ironclad and its stockholders had approved the 2006 Plan, which authorized a total of 13,000,000 shares for issuance to eligible participants.  In order to ensure that we may continue to attract key employees and directors who are expected to contribute to our success, on March 28, 2013, our Board of Directors approved an amendment to the 2006 Plan to increase to 16,000,000 the number of shares available for issuance pursuant to awards granted thereunder.

Summary of the 2006 Stock Incentive Plan

The following summary briefly describes the principal features of the 2006 Plan, and is qualified in its entirety by reference to the full text of the 2006 Plan.

Administration.  The 2006 Plan is administered by our Board of Directors or the Compensation Committee of our Board of Directors as determined by our Board of Directors or as otherwise permitted under the 2006 Plan. Our Board of Directors has the authority to select the eligible participants to whom awards will be granted, to determine the types of awards and the number of shares covered and to set the terms, conditions and provisions of such awards, to cancel or suspend awards under certain conditions, and to accelerate the exercisability of awards. Our Board of Directors will be authorized to interpret the 2006 Plan, to establish, amend, and rescind any rules and regulations relating to the 2006 Plan, to determine the terms of agreements entered into with recipients under the 2006 Plan, and to make all other determinations that may be necessary or advisable for the administration of the 2006 Plan. Our Board of Directors may at its discretion delegate the responsibility for administering the 2006 Plan to any committee or subcommittee of our Board of Directors.

Eligibility.  All employees, directors and individuals providing services to Ironclad or its subsidiaries, are eligible to participate in the 2006 Plan.

Shares Subject to Plan.  Subject to adjustment as described herein, the number of shares of common stock that would be available for grant of awards under the 2006 Plan is 16,000,000, less 11,191,232 shares of common stock that already have been issued under the 2006 Plan.  There are no additional shares of common stock that have been reserved for issuance pursuant to outstanding awards under the 2006 Plan.

Stock Option Grants.  The exercise price per share of common stock purchasable under any stock option will be determined by our Board of Directors, but cannot in any event be less than 100% of the fair market value of the common stock on the date the option is granted.  Our Board of Directors shall determine the term of each stock option (subject to a maximum of 10 years) and each option will be exercisable pursuant to a vesting schedule determined by our Board of Directors. The grants and the terms of, incentive stock options, or ISOs, shall be restricted to the extent required for qualification as ISOs by the Internal Revenue Code, or the Code.  Subject to approval of our Board of Directors, options may be exercised by payment of the exercise price in cash, shares of common stock, which have been held for at least six months, or pursuant to a “cashless exercise” through a broker-dealer under an arrangement approved by us.  We may require the grantee to pay to us any applicable withholding taxes that we are required to withhold with respect to the grant or exercise of any award. The withholding tax may be paid in cash or, subject to applicable law, our Board of Directors may permit the grantee to satisfy such obligations by the withholding or delivery of shares of common stock. We may withhold from any shares of common stock issuable pursuant to an option or from any cash amounts otherwise due from us to the recipient of the award an amount equal to such taxes.

Stock Purchase Rights.  An award or sale of shares of stock under the 2006 Plan (other than upon exercise of an option) will be evidenced by a Stock Purchase Agreement, and will be subject to all applicable provisions of the 2006 Plan and may be subject to any other terms and conditions which our Board of Directors deems appropriate for inclusion in a Stock Purchase Agreement.  Each Stock Purchase Agreement will state the price at which the stock subject to such agreement may be purchased.  The purchase price will be determined by our Board of Directors.  As a condition to the purchase of shares, the purchaser will make such arrangements as our Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

Transferability.  No option will be assignable or otherwise transferable by the participant other than by will or the laws of descent and distribution and, during the participant’s lifetime, an option may be exercised only by the participant.

Adjustments.  In the event of any change affecting our shares of common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distribution to stockholders other than cash dividends, our Board of Directors will make such substitution or adjustment in the aggregate number of shares that may be distributed under the 2006 Plan and in the number and option price (or exercise or purchase price, if applicable) as it deems to be appropriate in order to maintain the purpose of the original grant.

Termination of Service.  If a participant’s service to our company terminates on account of death, disability or retirement, then the participant’s unexercised options, if exercisable immediately before the participant’s death, disability or retirement, may be exercised in whole or in part, not later than one year after this event. If a participant’s service to us terminates for cause, then the participant’s unexercised option terminates effective immediately upon such termination. If a participant’s service to us terminates for any other reason, then the participant’s unexercised options, to the extent exercisable immediately before such termination, will remain exercisable, and may be exercised in whole or in part, for a period of three months after such termination of service.

Change of Control.  Under the 2006 Plan, the occurrence of a “Change in Control” can affect options and other awards granted thereunder. Generally, the 2006 Plan defines a “Change in Control” to include the consummation of a merger or consolidation with or into another entity or any other corporate reorganization, if more than 80% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after the merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not our stockholders immediately before the merger, consolidation or other reorganization, except that in making the determination of ownership by our stockholders, immediately after the reorganization, equity securities that persons own immediately before the reorganization as stockholders of another party to the transaction will be disregarded. For these purposes voting power will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrants or rights to subscribe to or purchase those shares. “Change in Control” also includes the sale, transfer or other disposition of all or substantially all of our assets. A transaction will not constitute a Change in Control if its sole purpose is to change the state of our incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction.

If a Change in Control were to occur, our Board of Directors would determine, in its sole discretion, whether to accelerate any unvested portion of any award grant. Additionally, if a Change in Control were to occur, any agreement between us and any other party to the Change in Control could provide for (i) the continuation of any outstanding awards, (ii) the assumption of the 2006 Plan or any awards by the surviving entity or any of its affiliates, (iii) cancellation of awards and substitution of other awards with substantially the same terms or economic value as the cancelled awards, or (iv) cancellation of any vested or unvested portion of awards, subject to providing notice to the award holder.

Loans.  To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, in the discretion of the administrator, upon such terms as the administrator shall approve, all or a portion of the purchase price of shares issued under the 2006 Plan may be paid with a full-recourse promissory note; provided, however, that payment of any portion of the purchase price by promissory note shall not be permitted where such loan would be prohibited by applicable laws, regulations and rules of the SEC and any other governmental agency having jurisdiction.

Amendment and Termination.  Our Board of Directors may amend, suspend or terminate the 2006 Plan at any time and for any reason, subject to stockholder approval, as applicable.

U.S. Tax Consequences

The following is a general discussion of the principal United States federal income tax consequences of “incentive stock options” within the meaning of Section 422 of the Code, “non-statutory stock options” and restricted stock, based upon the Code, and the Treasury Regulations promulgated thereunder, all of which are subject to modification at any time.  The 2006 Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit sharing plan funded by employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

Stock option grants under the 2006 Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options governed by Section 83 of the Code.  Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by us.  Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price.  We will be entitled to a corresponding deduction on our income tax return.  A participant will not have any taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised.  The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option.  We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock also is governed by Section 83 of the tax code.  Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable).  Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then usually at capital gain rates when the shares are sold (long-term capital gain rates if the shares are held for more than a year).

The American Jobs Creation Act of 2004 added Section 409A to the tax code.  Section 409A covers most programs that defer the receipt of compensation to a succeeding year.  It provides rules for elections to defer (if any) and for timing of payouts.  There are significant penalties placed on the individual employee for failure to comply with Section 409A.  However, it does not affect our ability to deduct deferred compensation.

Section 409A does not apply to incentive stock options, non-qualified stock options (that are not issued at a discount), and restricted stock, provided that there is no deferral of income beyond the vesting date.  As described above, awards granted under the 2006 Plan may qualify as “performance-based compensation” under Section 162(m) of the Code. To qualify, options and other awards must be granted under the 2006 Plan by a committee of our Board of Directors consisting solely of two or more “outside directors” (as defined under Section 162 of the Treasury Regulations promulgated under the Code) and satisfy the 2006 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year.  In addition, for awards other than options, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2006 Plan, as established and certified by a committee consisting solely of two or more “outside directors.”

Effect of Section 16(b) of the Securities Exchange Act of 1934

The acquisition and disposition of common stock by officers, directors and more than 10% stockholders (referred to as insiders) pursuant to awards granted to them under the 2006 Plan may be subject to Section 16(b) of the Exchange Act, or Section 16(b).  Pursuant to Section 16(b), a purchase of common stock by an insider within six months before or after a sale of common stock by the insider could result in recovery by us of all or a portion of any amount by which the sale proceeds exceed the purchase price.  Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act upon acquisitions and dispositions of shares.  Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans.  The 2006 Plan is designed to comply with Rule 16b-3.

New Plan Benefits

Because awards under the 2006 Plan are discretionary, benefits or amounts that will hereinafter be received by or allocated to our chief executive officer, the named executive officers, all current executive officers as a group, the directors as a group, and all employees who are not executive officers, are not presently determinable.  No awards that are contingent upon obtaining stockholder approval of the Plan Amendment have been made under the 2006 Plan.

Required Vote

The approval of the Plan Amendment will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal.  Our Board of Directors is of the opinion that the Plan Amendment is in the best interests of Ironclad and its stockholders and recommends a vote for the approval of the Plan Amendment.  All proxies will be voted to approve the Plan Amendment unless a contrary vote is indicated on the enclosed proxy card.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE PLAN AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, as to the Chief Executive Officer and as to each of the other two most highly compensated executive officers whose compensation exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to us in all capacities for our last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Eduard Albert Jaeger (1)	2012	209,000	63,000	12,412	21,468	305,880
Head of Business Development and Director	2011	204,173	29,515	23,334	7,200	264,222
Scott Jarus (2)	2012	231,660	65,000	23,265	20,029	339,954
Chief Executive Officer, Executive Chairman of the	2011	144,650	62,264	--	5,882	212,796
Corporation, Director
Federico Castro (3)	2012	193,689	71,000	--	12,456	277,145
Vice President of Sales and Marketing	2011	164,599	30,920	7,180	7,200	209,899

(1)           Mr. Jaeger served as our President and Chief Executive Officer from our formation through May 4, 2009.  Mr. Jaeger’s current annual base salary is $209,000 and he may also receive a discretionary bonus as determined by the Compensation Committee of our board of directors.  The terms of Mr. Jaeger’s Separation Agreement with us are discussed below.  The other compensation disclosed for Mr. Jaeger represents an automobile allowance, 401(k) employer matching funds and amounts paid to cover any employee portion of health benefits offered by the Company.  The fair value of options granted to Mr. Jaeger was estimated on the date of grant using the Black-Scholes Model with the following weighted-average assumptions:

Year	Risk Free Interest Rate	Volatility	Term	Dividends
2012	0.58%	89.1%	5.5 years	None
2011	1.62%	90.7%	6.25 years	None

(2)           Mr. Jarus served as our Interim Chief Executive Officer from May 4 to December 31, 2009, and was appointed our Chief Executive Officer effective as of January 1, 2010.  The other compensation disclosed for Mr. Jarus represents an automobile allowance, 401(k) employer matching funds and amounts paid to cover any employee portion of health benefits offered by the Company.  Mr. Jarus’ current annual base salary is $250,000 and he may also receive a discretionary bonus as determined by the Compensation Committee of our board of directors.  Mr. Jarus does not have an employment agreement with us.  The fair value of options granted to Mr. Jarus was estimated on the date of grant using the Black-Scholes Model with the following weighted-average assumptions:

Year	Risk Free Interest Rate	Volatility	Term	Dividends
2012	0.58%	89.1%	5.5 years	None

Mr. Jarus was awarded a stock bonus in 2011 of 518,033 shares of our common stock by the Compensation Committee of our board of directors.  These shares were issued under the Ironclad Performance Wear 2006 Stock Option Plan and the fair value of this stock grant was estimated on the date of grant using the Black-Scholes Model with the following weighted-average assumptions:

Year	Risk Free Interest Rate	Volatility	Term	Dividends
2011	0.06%	95.9%	5 years	None

(3)           Mr. Castro’s current annual base salary is $193,545 and he may also receive a discretionary bonus as determined by the Compensation Committee of our board of directors.  The other compensation disclosed for Mr. Castro represents an automobile allowance and 401(k) employer matching funds.  Mr. Castro does not have an employment agreement with us.  The fair value of options granted to Mr. Castro was estimated on the date of grant using the Black-Scholes Model with the following weighted-average assumptions:

Year	Risk Free Interest Rate	Volatility	Term	Dividends
2011	1.62%	90.7%	6.25 years	None

Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding outstanding options held by our named executive officers as of the end of our fiscal year ended December 31, 2012.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($) (1)	Option Expiration Date

Eduard Albert Jaeger (2)	122,034	(3)	-		0.09	9/3/15
	500,000	(4)	-		0.09	5/18/16
	103,900	(5)	-		0.09	11/20/17
	144,581	(6)	22,419	(6)	0.095	7/16/19
	109,966	(7)	215,034	(7)	0.095	8/24/21
	49,646	(8)	31,979	(8)	0.24	7/26/22

Scott Jarus	93,058	(9)	59,942	(9)	0.24	7/26/22

Federico Castro	76,932	(10)	3,068	(10)	0.09	2/26/19
	231,205	(11)	58,795	(11)	0.095	7/16/19
	86,199	(12)	63,801	(12)	0.10	9/14/20
	33,836	(13)	66,164	(13)	0.095	8/24/21

(1)
On May 4, 2009, our Board of Directors approved changing the exercise price for all outstanding stock options which were fixed and re-priced at $0.09 per share, which price represents an amount equal to $0.02 above our average closing stock price over the prior 30 days.

(2)	Ironclad California (as defined below) executed a Separation Agreement with Eduard Albert Jaeger effective in April 2004, the terms of which are described in Employment Contracts herein.
(3)
Mr. Jaeger was granted options to purchase 276,131 shares on 9/2/05, 146,695 shares vested immediately and 50% of the remainder vests on each of the first and second anniversary of the effective date of grant. On March 20, 2012 Mr. Jaeger exercised 154,097 shares of this option.

(4)
Mr. Jaeger was granted options to purchase 500,000 shares on 5/18/06, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(5)
Mr. Jaeger was granted options to purchase 103,900 shares on 11/17/07, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(6)
Mr. Jaeger was granted options to purchase 167,000 shares on 7/16/09, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(7)
Mr. Jaeger was granted options to purchase 325,000 shares on 8/24/11, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(8)	Mr. Jaeger was granted options to purchase 81,625 shares on 7/26/12, 1/12th vests on the twenty-third day of each month commencing June 23, 2012.
(9)	Mr. Jarus was granted options to purchase 153,000 shares on 7/26/12, 1/12th vests on the twenty-third day of each month commencing June 23, 2012.
(10)
Mr. Castro was granted options to purchase 80,000 shares on 2/26/09, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(11)
Mr. Castro was granted options to purchase 290,000 shares on 7/16/09, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(12)
Mr. Castro was granted options to purchase 150,000 shares on 9/14/10, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(13)
Mr. Castro was granted options to purchase 100,000 shares on 8/24/11, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

The following table presents information regarding options exercised by our named executive officers as of the end of our fiscal year ended December 31, 2012.

Name	Number of Securities Issued for Exercised Options	Option Exercise Date	Option Exercise Price ($)	Total
Eduard Jaeger	215,728	3/20/12	0.09	$19,416
Eduard Jaeger	32,053	3/20/12	0.09	$2,885
Eduard Jaeger	431,455	3/20/12	0.09	$38,831
Eduard Jaeger	154,097	3/20/12	0.09	$13,869

Director Compensation

The following table presents information regarding compensation paid to our non-employee directors for our fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
R. D. Pete Bloomer	28,750	23,265	52,015

Scott Alderton (1)	28,750	23,265	52,015

Vane P. Clayton	28,750	23,265	52,015

Kenneth J. Frank, M.D.(2)	6,250	--	6,250

David Jacobs(3)	18,214	23,265	41,479

(1)	Fees granted to Mr. Alderton are made to the law firm, Stubbs Alderton and Markiles, LLP, of which he is a partner.
(2)	Mr. Frank resigned from our Board of Directors in March 2012.
(3)	Mr. Jacobs was elected to our Board of Directors at last year’s annual shareholder meeting in May 2012.

The following table presents information regarding options exercised by our non-employee directors as of the end of our fiscal year ended December 31, 2011.

Name	Number of Securities Issued for Exercised Options	Option Exercise Date	Option Exercise Price ($)	Total
Scott Alderton	129,437	2/29/12	0.09	$11,649
Scott Alderton	31,854	2/29/12	0.09	$2,867
Scott Alderton	75,000	2/29/12	0.09	$6,750
Scott Alderton	75,000	2/29/12	0.09	$6,750
Scott Alderton	250,000	2/29/12	0.095	$23,750

In 2012, non-employee directors compensation for attending meetings and serving on our Board of Directors was increased from $25,000 to $30,000 per year. Since April 2000, non-employee directors of our company have each received options to purchase shares of our common stock upon their appointment to our Board of Directors and annually thereafter. We expect to continue the practice of compensating our directors with options to purchase our common stock going forward. Compensation payable to non-employee directors may be adjusted from time to time, as approved by our Board of Directors.

Employment Contracts

We are not party to any employment agreements with any of our executive officers.  Except as described in this section, Ironclad Performance Wear Corporation, a California corporation, or Ironclad California, is not party to any employment agreements with any of its executive officers.

Ironclad California executed a Separation Agreement with Eduard Albert Jaeger effective in April 2004.  Pursuant to the terms of the Separation Agreement, if Ironclad terminates Mr. Jaeger’s employment with Ironclad California at any time other than for Cause, then Ironclad California must pay Mr. Jaeger (a) all accrued and unpaid salary and other compensation payable by us for services rendered through the termination date, payable in a lump sum payment on the termination date; and (b) a cash amount equal to Two Hundred Thousand Dollars ($200,000), payable in installments throughout the one (1)-year period following the termination date in the same manner as Ironclad California pays salaries to its other executive officers.  The Separation Agreement requires Mr. Jaeger to comply with certain obligations, including execution of a general release, in order to receive the lump sum payment.  For the purposes of the Separation Agreement, termination for “Cause” means termination by reason of: (i) any act or omission knowingly undertaken or omitted by Mr. Jaeger with the intent of causing damage to Ironclad California, its properties, assets or business or its stockholders, officers, directors or employees; (ii) any improper act of Mr. Jaeger involving a material personal profit to him, including, without limitation, any fraud, misappropriation or embezzlement, involving properties, assets or funds of Ironclad or any of its subsidiaries; (iii) any consistent failure by Mr. Jaeger to perform his normal duties as directed by the Chairman of our Board of Directors, in the sole discretion of our Board of Directors; (iv) any conviction of, or pleading nolo contendere to, (A) any crime or offense involving monies or other property of Ironclad; (B) any felony offense; or (C) any crime of moral turpitude; or (v) the chronic or habitual use or consumption of drugs or alcoholic beverages.

Indemnification of Directors and Executive Officers and Limitation of Liability

We are a Nevada corporation. The Nevada Revised Statutes, indemnification agreements to which our directors and officers are party and certain provisions of our Amended and Restated Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to the form of indemnification agreement included with our filings with the SEC, our Amended and Restated Bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person is not liable due to conduct that constituted a breach of his or her fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, and that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Indemnification may not be made for any claim as to which the person seeking indemnity has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to our company unless the court in which the action or suit was brought or another court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court deems proper.  Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our Board of Directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.  Under our Amended and Restated Bylaws and the indemnification agreements with our officers and directors, we will advance expenses incurred by officers, directors, employees or agents who are parties to or are threatened to made parties to any threatened, pending or completed action by reason of the fact that such person was serving in such capacity, prior to the disposition of such action and promptly following request therefor, upon receipt of an undertaking by or on behalf of such person to repay such advances if it should be determined ultimately that such person is not entitled to indemnification.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and we have obtained such a policy.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of April 1, 2013 by:

•	each of our executive officers;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 1, 2013 are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in this table is based on 76,704,275 shares of our common stock outstanding on April 1, 2013. Unless otherwise indicated, the address of each of the executive officers, directors and more than 5% stockholders named below is c/o Ironclad Performance Wear Corporation, 2201 Park Place, Suite 101, El Segundo, California 90245.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Executive Officers and Directors:
Eduard Albert Jaeger (1)	3,948,858	5.1%
Director, Head of Business Development
Rhonda Hoffarth (2)	737,567	1.0%
Executive Vice President Sales & Marketing
Thomas Kreig (3)	555,822	*
Senior Vice President of Finance, Secretary
Federico Castro (4)	487,089	*
Vice President of Sales and Marketing
R.D. Pete Bloomer (5)	902,041	1.2%
Director
Vane P. Clayton (6)	764,931	1.0%
Director
Scott Jarus (7)	7,179,700	9.3%
Executive Chairman, Director, Chief Executive Officer
David Jacobs (8)	153,000	*
Director
Michael A. DiGregorio (9)	186,692	*
Director
Charles H. Giffen (10)	66,692	*
Director
Directors and officers as a group (10 persons) (11)	14,982,392	18.4%
5% Stockholders:
Ronald Chez	7,106,755	9.3%
Kenneth J. Frank	5,842,951	7.6%

*	Less than 1%

(1)
Consists of (i) 2,763,984 shares of common stock held by Eduard and Kari Family Trust dtd 7/19/2006, of which Eduard Albert Jaeger is a trustee and as such has voting and investment power, (ii) 71,883 shares of common stock held directly by Mr. Jaeger, and (iii) 1,112,991 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 1, 2013.  Mr. Jaeger disclaims beneficial ownership of the shares of common stock held by Eduard and Kari Family Trust dtd 7/19/2006 except to the extent of his pecuniary interest therein.

(2)	Includes 533,398 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 1, 2013.

(3)	Includes 424,596 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 1, 2013.

(4)	Consists of 487,089 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 1, 2013.

(5)
Consists of (i) 11,591 shares of common stock held directly, (ii) 46,722 shares of common stock held by CVM Management, Inc., of which Mr. Bloomer is the President and as such has voting and investment power, and (iii) 843,728 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 1, 2013.

(6)	Includes 714,291 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 1, 2013.

(7)
Consists of (i) 7,026,700 shares of common stock held by the Jarus Family Trust, for which Mr. Jarus exercises voting and investment power, and (ii) 153,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 1, 2013.

(8)	Consists of 153,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 1, 2013.

(9)	Includes 66,692 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 1, 2013.

(10)	Consists of 66,692 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 1, 2013.

(11)
Consists of (i) 10,426,915shares of common stock, and (ii) 4,555,477 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 1, 2013.

Equity Compensation Plan Information

The following table sets forth information concerning our equity compensation plans as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2000 Stock Incentive Plan)	638,485	(1)	$0.09	-

Equity compensation plans approved by security holders (2006 Stock Incentive Plan)	8,850,970	(2)	$0.116	2,123,768

Equity compensation plans approved by security holders (Warrants)	43,146	(3)	$0.185	-

Total	9,532,601		$0.116	2,123,768

(1)           This number represents options assumed in connection with the merger with Ironclad California.

(2)           This number represents stock options to purchase 8,850,970 shares of our common stock under the 2006 Stock Incentive Plan, or the Plan.

(3)           This number represents warrants issued to purchase 43,146 shares of our common stock in exchange for services.  This warrant has no expiration date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Officers and Directors

Other than the separation agreement described above in “Executive Compensation” and the transactions described below, since January 1, 2011, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

•
in which any director, executive officer, stockholder who beneficially owns more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Mr. Alderton, one of our board members since August 2002, is a partner of the law firm Stubbs, Alderton and Markiles, LLP, or SAM, which serves as our attorney of record.  SAM rendered services to Ironclad California as its primary legal firm since 2002, and became our primary legal counsel upon closing of the merger with Ironclad California on May 9, 2006.  The Company incurred legal fees for services rendered by SAM of $160,283 and $137,566 in 2012 and 2011, respectively.  Mr. Alderton ceased to serve as a member of our board on December 31, 2012.

Our Board of Directors conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate.  Our Board of Directors has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction.  However, our Board of Directors believes that the related party transactions are fair and reasonable to our company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by our Board of Directors.

Director Independence

Our Board of Directors currently consists of seven members: Messrs. Jarus (Chairman), Jaeger, Clayton, Bloomer, Jacobs, DiGregorio and Giffen.  We are not a “listed issuer” under SEC rules.  Our Board of Directors has determined that Messrs. Clayton, Bloomer, Jacobs, DiGregorio and Giffen are “independent” as that term is defined in the applicable rules for companies traded on the NASDAQ Stock Market.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file.  Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2012, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements other than: Mr. Alderton who did not timely file two Form 4’s reporting four transactions, and Messrs. Jarus, Bloomer, Clayton, Jaeger and Jacobs who each did not timely file a Form 4 reporting one transaction.

STOCKHOLDER PROPOSALS

In order for a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2014 annual meeting of stockholders, the written proposal must be received by us no later than December 8, 2013, and should contain the information required by our Amended and Restated Bylaws.  If the date of next year’s annual meeting is moved more than 30 days before or after May 21, 2014, the first anniversary of this year’s Annual Meeting, the deadline for inclusion of proposals in our Proxy Statement is instead a reasonable time before we begin to print and mail our proxy materials for next year’s meeting.  Upon determination by us that the date of our 2014 annual meeting will be advanced or delayed by more than 30 days from the date of our 2013 Annual Meeting, we will disclose such change in the earliest possible Quarterly Report on Form 10-Q.  Any proposals will also need to comply with Rule 14a-8 of the rules and regulations promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company sponsored proxy materials.  Proposals should be addressed to our Secretary at our principal executive offices.

If you intend to present a proposal at our 2014 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, you must give us advance notice of the proposal in accordance with our Amended and Restated Bylaws.  Pursuant to our Amended and Restated Bylaws, in order for a stockholder proposal to be deemed properly presented in these circumstances, a stockholder must deliver notice of the proposal to our Secretary, at our principal executive offices, from and after January 4, 2014 through February 3, 2014.  However, if the date of our 2014 annual meeting of stockholders is more than 30 days before or after May 21, 2014, the first anniversary of this year’s Annual Meeting, stockholders must give us notice of any stockholder proposals after the 90th day prior to next year’s annual meeting and before the 60th day prior to next year’s annual meeting, or in the event public announcement of the date of such annual meeting is first made by us fewer than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which we first make public announcement of the date of next year’s annual meeting.  If a stockholder does not provide us with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.  If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We are delivering this Proxy Statement and an annual report to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Proxy Statement and annual report if previously notified by their bank, broker or other holder. This process, by which only one proxy statement and annual report, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Street name stockholders in a single household who received only one copy of the Proxy Statement or annual report may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Alternatively, street name stockholders whose holders of record utilize the services of Pacific Stock Transfer Company (as indicated on the voting instruction form sent to them) may send written instructions to Householding Department, 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119 or call (702) 361-3033. The instructions must include the stockholder’s name and account number and the name of the bank, broker or other holder of record. Otherwise, street name stockholders should contact their bank, broker or other holder.

Copies of this Proxy Statement and our annual report are available promptly by calling (310) 643-7800, or by writing to Ironclad Performance Wear Corporation, 2201 Park Place, Suite 101, El Segundo, CA 90245. If you are receiving multiple copies of this Proxy Statement, you also may request orally or in writing to receive a single copy of this Proxy Statement by calling (310) 643-7800, or writing to Ironclad Performance Wear Corporation, Attention: Investor Relations, 2201 Park Place, Suite 101, El Segundo, CA 90245.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

Appendix A

Amendment No. 3 to
Ironclad Performance Wear Corporation
2006 Stock Incentive Plan

This Amendment No. 3 (this “Amendment”) to Ironclad Performance Wear Corporation 2006 Stock Incentive Plan, as amended (the “2006 Plan”), is effective as of March 28, 2013, by action of the Board of Directors of Ironclad Performance Wear Corporation, a Nevada corporation (the “Company”).  All undefined terms used herein shall have the meaning set forth in the 2006 Plan.

1.           Section 4.1 of the 2006 Plan is hereby amended and restated in its entirety to read as follows:

“4.1            Stock Subject to the Plan.  Subject to adjustment as provided in Section 9, 16,000,000 shares of Common Stock shall be reserved and available for issuance under the Plan.  Stock reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of the Company on March 28, 2013.

Executed as of March 28, 2013	IRONCLAD PERFORMANCE WEAR CORPORATION

	By:	/s/ Scott Jarus
Scott Jarus
Chief Executive Officer

IRONCLAD PERFORMANCE WEAR CORPORATION

May 21, 2013

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓↓

■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK AS SHOWN HERE

1. TO ELECT THE FOLLOWING SEVEN NOMINEES AS DIRECTORS:

SCOTT JARUS
R. D. PETE BLOOMER
EDUARD ALBERT JAEGER
VANE CLAYTON
DAVID JACOBS
MICHAEL A. DiGREGORIO
CHARLES H. GIFFEN

_______ FOR NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY BELOW)

_______ WITHHELD

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

2. TO RATIFY THE APPOINTMENT OF EFP ROTENBERG, LLP, AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

____ FOR ____ AGAINST ____ ABSTAIN

3. TO APPROVE THE FOLLOWING RESOLUTION ENDORSING OUR EXECUTIVE COMPENSATION:

____ FOR ____ AGAINST ____ ABSTAIN

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF IRONCLAD PERFORMANCE WEAR CORPORATION

The undersigned revokes any other proxy to vote at such Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

This Proxy will be voted in accordance with the instructions set forth above. Where a vote is not specified, the proxies will vote the shares represented by the proxy "FOR" Proposals 1, 2, 3, 4 and 5 and as said proxy shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement dated April 4, 2013 relating to the Meeting.

Please check here if you plan to attend the meeting. ☐

4. TO APPROVE THE FOLLOWING RESOLUTION ENDORSING THE PRESENTATION OF AN ANNUAL PROPOSAL TO APPROVE OF OUR EXECUTIVE COMPENSATION:

____ FOR ____ AGAINST ____ ABSTAIN

____ FOR ____ AGAINST ____ ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method

Signature of Stockholder ________________ Date: ________________ Signature of Stockholder ________________ Date: ________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IRONCLAD PERFORMANCE WEAR CORPORATION

Proxy for Annual Meeting of Stockholders

The undersigned, a stockholder of Ironclad Performance Wear Corporation, a Nevada corporation (the "Company"), hereby appoints SCOTT JARUS and THOMAS KREIG or either of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on May 21, 2013 and any postponements or adjournments thereof, and in connection herewith to vote and represent all of the shares of the Company which the undersigned would be entitled to vote as follows:

(Continued and to be signed on the reverse side)